UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2009

ASPEN EXPLORATION CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

2050 S. Oneida St., Suite 208, Denver, CO 80224-2426
Address of principal executive offices

303-639-9860
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 – Completion of Acquisition or Disposition of Assets

     As described in previous reports filed with the Securities and Exchange Commission (including a current report on Form 8-K dated February 18, 2009), Aspen Exploration Corporation (“Aspen”; OTCBB: ASPN) had agreed to sell its California oil and gas assets to Venoco, Inc. (“Venoco”). Aspen’s stockholders approved the Purchase and Sale Agreement (the “PSA”) at a meeting held on May 22, 2009, as reported in a Form 8-K reporting an event of May 15, 2009. As also reported in that Form 8-K, Aspen and Venoco established a closing date at June 30, 2009, although at that time the completion of the transaction remained subject to a number of conditions, and (as described in the PSA) the purchase price remained subject to adjustment for matters occurring since December 1, 2008 (the contractual effective date of the transaction), title deficiencies and other matters specified in the PSA (which was filed as an exhibit to Aspen’s current report on Form 8-K dated February 18, 2009). The transaction was also described in Aspen’s proxy statement for a meeting held on May 22, 2009, at which time Aspen’s stockholders approved the transaction.

     The transaction closed on June 30, 2009. Although the closing date of the sale was June 30, 2009, the PSA gives economic effect to the transaction as of December 1, 2008. All working interest owners (including Aspen) received revenues and were obligated for expenses on the assets sold to Venoco from the economic effective date of the transaction (December 1, 2008) through May 31, 2009. As a result:

  The total purchase price paid to Aspen for its interests in the various properties as of December 1, 2008 after adjustments for title defects, fees payable to the mineral broker, and the expense reimbursement to Aspen, was $7,600,563.35. When further adjusted for the monthly revenues and expenses that Aspen realized through May 2009, Aspen’s net purchase price received was $7,260,066.
  The purchase price as of December 1, 2008, for the assets conveyed by the other working interest owners was $14,287,676.76 (net after adjustment for title defects, fees to the mineral broker, and expense reimbursement). After further adjustments for the monthly revenues and expenses that the other working interest owners realized through May 2009, the aggregate amount paid to the other working interest owners was $13,289,536.

     As described elsewhere, the purchase price was determined on a well-by-well basis, and allocated to each of the persons who owned a working interest in each well pursuant to their proportionate interest, and title defects were assessed on a well-by-well basis. The adjustments for post-December 1, 2008 production revenues and expenses were also allocated on a well-by-well basis. The purchase was completed based on a preliminary settlement statement; the parties must agree to a final settlement statement within 120 days of the closing which may result in either: (i) Venoco paying Aspen and the other sellers additional funds, or (ii) Venoco being entitled to collect funds from Aspen and the other sellers as an overpayment, or (iii) no further adjustment.

     The completion of the transaction with Venoco and the sale by Aspen of its remaining oil and gas assets in California (constituting the sale of all of its California oil and gas properties) was completed on June 30, 2009. There has been and is no material relationship between Aspen (or any of Aspen’s officers, directors, or other affiliates or associates of Aspen or its officers, directors or affiliates) and Venoco (a New York Stock Exchange listed company trading under the symbol: VQ).

     Aspen’s California oil and gas assets sold to Venoco in the transaction are all located in Colusa, Glenn, Solano, Sutter, Tehama, and Yolo Counties, California, and consist of wells producing natural gas and potential drilling sites believed to be prospectively valuable for natural gas. In addition to the sale of these properties by Aspen, a number of people who owned working interests in the properties with Aspen participated in the sale. This includes certain affiliates of Aspen who, as described in the proxy statement, owned working interests in certain of the properties which they purchased from Aspen on the same terms and conditions as other non-affiliated persons.

     As described in the proxy statement, each person that held an interest in the Assets received their proportionate share of the total purchase price based on their respective interest in each given oil and gas property that was a part of the Assets. Accordingly, each interest owner, including Aspen and its directors who held interests in the Assets, was compensated on the same terms and in the same manner pursuant to a common mathematical formula based on their interest. As a result of their outside working interests in the Assets, and subject to contractual adjustments (which were applied proportionally to all sellers of the Assets), Messrs. Bailey, Cohan and Imperato received their proportionate share in the various properties in which they had interests on the same basis as each other working interest owner, after adjustment for title defects (determined on a well-by-well basis, fees payable to Brian Wolf, the mineral broker (3% of the purchase price payable to a working interest owner) and reimbursement to Aspen for other expenses incurred on behalf of each seller (0.4% of the purchase price payable to a working interest owner).

     As set forth in the proxy statement and as a result of the completion of the transaction, Aspen now has a significant amount of liquid assets and does not have any active business operations (since Aspen is not conducting any operations on its Alaskan gold prospect). Aspen intends to distribute substantially all of the net, after-tax proceeds from the completion of the asset sale to its stockholders. Aspen needs to complete certain calculations before it is able to determine the dollar amount of the assets to be distributed. Aspen believes it will be able to make this calculation within the next three to four months in connection with its annual audit, Aspen’s tax calculation, and following the final settlement statement.

     As a result of the completion of the transaction with Venoco and as set forth in the proxy statement, Aspen plans to use its remaining resources to consider other opportunities in the natural resources industry, which may include an acquisition of assets or business operations, or a merger or other business combination. As we do not intend to limit what types of business opportunities we may pursue, if we identify an appropriate business opportunity it may result in Aspen changing its line of business although Aspen intends to focus its search within the broad scope of the natural resources industry.

     Although Aspen has engaged in preliminary discussions with third parties about various possibilities following the completion of the transaction with Venoco, none of these discussions have resulted in an agreement or any definitive steps toward the conclusion of any future relationship. If Aspen is unable to identify an appropriate business opportunity, Aspen will then evaluate its business direction and opportunities. Depending on the nature of the business opportunities and the related transactions, a future business acquisition may or may not require stockholder approval. If the transaction does not require stockholder approval, the board of directors will be entitled to accomplish the transaction in its discretion, although the board may (but would not be required to) seek an advisory vote of the stockholders.

     We continue to own our other corporate assets; however, as a result of the sale of our Montana oil and gas interests in February 2009, we do not consider our remaining assets to be material.

     We have also agreed to propose a resolution to consider the possibility of dissolution of Aspen to our stockholders at a meeting of stockholders that we intend to hold late October or November 2009 (subject to preparation of the necessary materials for the annual meeting and regulatory review). If Aspen were to dissolve, it would not enter into another business opportunity but would wind up its operations and distribute its remaining assets to stockholders.

     Aspen does not intend to be regulated as an investment company under the Investment Company Act of 1940 and, therefore, will be limited in the type of investments it may make with the proceeds expected to be received from Venoco. The Investment Company Act of 1940 also has an exception for a transient or inadvertent investment company in SEC Rule 3a-2. That rule provides a one year exception for companies that might otherwise be considered an investment company where the company has, as does Aspen, a bona fide intent to be engaged as soon as reasonably possible (but in any event, within one year), in a business other than that of investing, reinvesting, owning, holding or trading in securities.

Item 9.01 – Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired

Not applicable.

(b)    Pro Forma Financial Information

Attached as Exhibit 1.

(c)    Shell Company Transactions

Not applicable

(d)    Exhibits

1. Pro forma financial information

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of July 2009.

Aspen Exploration Corporation

By:	/s/ R.V. Bailey
R.V. Bailey, Chief Executive Officer